UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2025

Hyperfine, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39949	98-1569027
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

351 New Whitfield Street Guilford, Connecticut	06437
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (866) 796-6767

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	HYPR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On February 11, 2025, Hyperfine, Inc. (the “Company”) updated its corporate presentation (the “Investor Presentation”), as described further below, which included information with respect to certain preliminary unaudited financial results of the Company. For the fiscal year ended December 31, 2024, the Company had estimated total revenue of approximately $12.9 million, including estimated device revenue of approximately $10.5 million and estimated service revenue of approximately $2.4 million, and estimated gross margin of approximately 46%, and estimated cash and cash equivalents of approximately $37.6 million as of December 31, 2024.

The estimated total revenue, device revenue, service revenue, and gross margin for the fiscal year ended December 31, 2024 and the estimated cash and cash equivalents as of December 31, 2024 are preliminary and may change, and are based on information available to management as of the date of this Current Report on Form 8-K (the “Report”) and are subject to completion by management of the financial statements as of and for the year ended December 31, 2024. There can be no assurance that the Company’s total revenue, device revenue, service revenue, and gross margin for fiscal year 2024 or the cash and cash equivalents as of December 31, 2024 will not differ from these estimates and any such changes could be material. The preliminary financial data included in this Report has been prepared by and is the responsibility of the Company’s management. The Company’s independent registered public accounting firm has not audited, reviewed, compiled, or applied agreed-upon procedures with respect to the preliminary financial data. Accordingly, the Company’s independent registered public accounting firm does not express an opinion or any other form of assurance with respect thereto. Complete quarterly results will be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

The information in this Item 2.02 is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 7.01	Regulation FD Disclosures.

On February 11, 2025, the Company updated its Investor Presentation, which management intends to use from time to time in general corporate communications, investor communications and conferences. A copy of the Investor Presentation is attached and furnished hereto as Exhibit 99.1 and is also available on the “Investor Relations” portion of the Company’s website. The Investor Presentation is current as of February 11, 2025, and the Company disclaims any obligation to update the Investor Presentation after such date.

The information in this Item 7.01 and Exhibit 99.1 is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

During the fourth quarter of 2024, the Company achieved several milestones in support of growth catalyst for 2025, including:

•

Received accreditation from the Intersocietal Accreditation Commission (IAC) accepting ultra-low-field MRI technology allowing accredited facilities to qualify for reimbursement from the US Centers for Medicare & Medicaid Services (CMS).

•

Obtained CE approval of 9th generation AI-powered brain imaging software with enhanced speed. The Swoop® system is now available in four European language configurations (German, Spanish, Italian and French).

•	Expanded global market reach with new distribution partnerships and exited 2024 with 13 distribution partners.

•	Ten scientific abstracts highlighting ultra-low-field imaging presented at the Radiological Society of North America (RSNA).

•	CARE PMR data presented at the Clinical Trials on Alzheimer’s Disease conference showcasing the potential value of the Swoop® system in Alzheimer’s patient management.

•

Appointed two new executive roles (Vice President of Office Strategy and Partnerships and Vice President of Hospital Strategy and Health Economics) to develop strategies to drive the adoption of the Swoop® system in hospital settings and expand into the neurology office setting.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Investor Presentation of Hyperfine, Inc., dated February 11, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERFINE, INC.

Date: February 11, 2025	/s/ Brett Hale
Brett Hale
Chief Administrative Officer, Chief Financial
Officer, Treasurer and Corporate Secretary